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                                  EXHIBIT 99.1


FOR IMMEDIATE RELEASE                                              NEWS RELEASE
--------------------------------------------------------------------------------

                             CONTACT: JOSEPH C. HORVATH, CHIEF FINANCIAL OFFICER
                                                  (717) 264-7161, EXTENSION 4465



             TB WOOD'S REPORTS RESULTS FOR THE FIRST QUARTER OF 2004

CHAMBERSBURG, PA, (APRIL 28, 2004) -- TB Wood's Corporation (NASDAQ: TBWC) announced today that revenues for the first quarter ended April 2, 2004, were $26.1 million, a 15.6% increase over the same quarter in 2003, and a 5.3% increase over the preceding quarter. Net income was $134 thousand, or $0.03 per share, for the first quarter 2004, versus net income of $214 thousand, or $0.04 per share, for the first quarter of 2003. In the first quarter 2003, non-recurring savings benefited earnings by $682 thousand, or $0.13 per share.

James R. Swenson, Board member and Interim President and CEO, said, "Revenues continued to improve in the first quarter, offering further evidence that a recovery is underway in our industrial markets. Year-over-year growth in the first quarter of 17.0% and 13.5% in our Mechanical and Electronics businesses, respectively, was encouraging. Our earnings were negatively impacted in the quarter by record surges in the cost of many raw materials, especially scrap metal and fuel. Price increases to recover the cost increases have been implemented. Bookings and shipments, particularly on the Mechanical side of our business, continue at a strong pace in April, and TB Wood's is poised to take advantage of the rebound in the industrial sector of the economy."

TB Wood's (www.tbwoods.com) is an established designer, manufacturer and marketer of electronic and mechanical industrial power transmission products, which are sold to North American and international manufacturers and users of industrial equipment. Headquartered in Chambersburg, Pennsylvania, the Company operates production facilities in the United States, Mexico, Germany, Italy and India.

This press release contains statements that are forward looking within the meaning of applicable securities laws. These statements include or imply projections of future performance that are based upon the Company's expectations and assumptions. These expectations and assumptions, as well as the Company's future performance are subject to a number of risks and uncertainties. Factors that could cause actual results to differ from projected results are discussed in various of the Company's documents filed with the SEC.


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                     TB Wood's Corporation and Subsidiaries
                 Condensed Consolidated Statements of Operations
                                   (Unaudited)

                                                                                                 First Quarter Ended
                                                                                           ---------------------------------
                                                                                               April 2,        March 28,
(in thousands of dollars, except per share amounts)                                              2004             2003
----------------------------------------------------------------------------------------------------------------------------

Net Sales                                                                                          $26,081         $22,554
Cost of Sales                                                                                       18,567          15,623
                                                                                           ---------------------------------

Gross profit                                                                                         7,514           6,931

Selling, general and administrative expense                                                          6,790           6,136
                                                                                           ---------------------------------

Operating income                                                                                       724             795
                                                                                           ---------------------------------

Other (income) expense:
    Interest expense and other finance charges                                                         369             217
    Other, net                                                                                          --             (11)
                                                                                           ---------------------------------
    Other expense, net                                                                                 369             206
                                                                                           ---------------------------------

Income before provision for income taxes                                                               355             589

Provision for income taxes                                                                             221             375
                                                                                           ---------------------------------

Net income                                                                                           $ 134           $ 214
                                                                                           =================================

PER SHARE AMOUNTS - BASIC AND DILUTED:

   Basic net income per common share                                                                 $0.03           $0.04
                                                                                           =================================

   Diluted net income per common share                                                               $0.03           $0.04
                                                                                           =================================

   Basic weighted average shares of common stock and equivalents outstanding                         5,157           5,245
                                                                                           =================================

   Diluted weighted average shares of common stock and equivalents outstanding                       5,167           5,245
                                                                                           =================================

The accompanying notes are an integral part of these consolidated financial statements.